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                                                                    Exhibit 21.1

SUBSIDIARIES OF GEOCITIES

Name                                        Jurisdiction of Incorporation
----                                        -----------------------------

WebRing, Inc.                               Delaware

GeoCities UK Limited                        United Kingdom